UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2018

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 3.02.     Unregistered Sales of Equity Securities.
On September 11, 2018, in connection with the transfer of limited liability company interests (“LLC Units”) of Malibu Boats Holdings, LLC (the “LLC”) by a member of the LLC to a new entity (the “New LLC Member”) for no consideration, Malibu Boats, Inc., a Delaware corporation (the “Company”), issued one share of its Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), to the New LLC Member, which is an accredited investor, for nominal consideration. The share of Class B Common Stock was issued in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2018, Phillip S. Estes notified the board of directors (the “Board”) of the Company, of his intention not to stand for re-election as a director at the Company’s 2018 annual meeting of stockholders, currently expected to be held on November 2, 2018. Mr. Estes will continue to serve on the Board until that time. Mr. Estes indicated his intention not to stand for re-election is not due to any disagreement with the Company or management regarding operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: September 13, 2018	/s/ Jack Springer
Jack Springer
Chief Executive Officer